                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Sierra Health Services, Inc.:

We consent to the incorporation by reference in this  Registration  Statement of
Sierra  Health  Services,  Inc. on Form S-8 of our report dated January 29, 2003
(March 14, 2003 as to Notes 6 and 19),  which report  expresses  an  unqualified opinion and  includes an  explanatory  paragraph  on the  Company's  adoption of
Statement  of  Accounting  Standards  No. 142,  "Goodwill  and Other  Intangible
Assets"  appearing  in the  Annual  Report  on Form  10-K of the  Sierra  Health
Services, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
May 30, 2003